AMENDMENT TO THE
                            QUOTA PURCHASE AGREEMENT

between the State Privatization and Holding Company (1113 Budapest, Ujpest rakpart 31-33; Representative: Attila Lascsik, Managing Director) as the Seller (hereinafter "APV Rt." or "Seller") and the Magyarhang Dubbing and Production Limited Liability Company (1024 Budapest, Keleti Karoly u. 42/A; Representative: Gyorgy Balo, Manager) as the Buyer (hereinafter Buyer) (hereinafter together the Parties) on the date and in the place given below:

The Parties, as of 26 April 1996, shall amend, as follows, the Quota Purchase Agreement (hereinafter Agreement) dated 26 April 1996, providing for the purchase of Videovox Studio Limited Liability Company's (1021 Budapest, Huvosvolgyi ut 64.) 90% quota, because of a mistake in the figures:

1. From among the definitions of the Agreement, the definition of the Quota shall be amended as follows.

"Quota refers to the stake in the Company representing 90% of the Company's registered capital and having a face value of 151,510,000 HUF, that is: one hundred and fifty-one million five hundred and ten thousand Hungarian Forints, and which Quota was offered for sale by the Seller in the Invitation",

2. Point 1.1. of the Agreement shall be amended as follows:

"1.1. Upon the terms and subject to the conditions of this Agreement, the Seller shall sell and the Buyer shall buy, in accordance with the conditions set out in his bid, the Seller's Quota in the Company and which Quota is owned exclusively by the Seller, and which Quota represents 90% of the company's original capital and the face value of which is 151,510,000 HUF, that is: one hundred and fifty one million five hundred and ten thousand Hungarian Forints."

In other respects the Agreement shall remain unchanged.

Budapest, 7 May 1996


- -------------------------------------          --------------------------------
On behalf of APV Rt.                           On behalf of Magyarhang Kft.
Attila Lascsik                                 Gyorgy Balo
Managing Director                              Manager